UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

September 1, 2010

Date of Report (date of earliest event reported)

MICROFLUIDICS INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Commission file number 0-11625

DELAWARE	04-2793022
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

30 Ossippe Road, Newton, MA	02464
(Address of Principal Executive Offices)	(Zip Code)

(617) 969-5452

(Registrant’s Telephone No., including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On September 1 and September 3, 2010, Microfluidics International Corporation (the “Company”) entered into employee agreements, respectively, with the following named executive officers: Peter Byczko, the Company’s Vice President of Finance and Chief Accounting Officer, and William Conroy, the Company’s Senior Vice President —Operations and Engineering.  The employee agreements provide for certain severance payments if the officer’s employment is terminated in specific circumstances following a change of control and certain other benefits following a change of control.  Each employee agreement also contains covenants on the part of the officer not to compete with the Company or solicit employees of the Company while employed by the Company or for the severance period as set forth in the employee agreement.

In particular, the employee agreements provide for a payment to the named executive officer in the event the officer is terminated without cause or resigns for good reason within twelve (12) months following a change of control.  The payment amount equals twelve (12) months’ base salary in the case of Mr. Conroy and nine (9) months’ base salary in the case of Mr. Byczko, which amount for Mr. Byczko may be increased by up to three (3) months’ base salary, at the sole discretion of the Company’s Chief Executive Officer.

The employee agreements also provide for the payment of certain performance bonuses including a retention bonus of up to $15,000 if the named executive officer continues to be employed by the Company for two (2) months following a change of control (or earlier upon termination of the named executive officer’s employment if the named executive officer is terminated without cause or resigns for good reason) and eligibility to receive, subject to certain conditions, an accelerated payment at the time of any change of control of a pro rata share of his maximum bonus opportunity under the Company’s then-existing bonus plan reduced by the amount of the retention bonus paid.   Under the employee agreements, the officer’s unvested stock options will fully vest immediately prior to a change of control.

The description of the employee agreements provided above is qualified in its entirety by the full text of the employee agreements with Mr. Byczko and Mr. Conroy, copies of which are filed as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01         Financial Statements and Exhibits.

(d)           Exhibits

10.1         Employee Agreement by and between Microfluidics International Corporation and Peter F. Byczko dated September 1, 2010.*

10.2         Employee Agreement by and between Microfluidics International Corporation and William J. Conroy dated September 3, 2010.*

*Represents a management contract or compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MICROFLUIDICS INTERNATIONAL CORPORATION
(Registrant)

September 8, 2010
	By:	/s/ Michael C. Ferrara
Michael C. Ferrara
President and Chief Executive Officer

Exhibit Index

10.1         Employee Agreement by and between Microfluidics International Corporation and Peter F. Byczko dated September 1, 2010.*

10.2         Employee Agreement by and between Microfluidics International Corporation and William J. Conroy dated September 3, 2010.*

*Represents a management contract or compensatory plan or arrangement.